UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2022

THE BEAUTY HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on June 29, 2022 (the "Original Filing") relating to the Annual Meeting of Stockholders of The Beauty Health Company (the “Company”) held on June 28, 2022 (the "Annual Meeting").

The Company hereby amends the Original Filing to disclose the Company's decision regarding how frequently it will conduct future advisory votes on named executive officer compensation.

Other than providing the additional information in Item 5.07 below, no other disclosure in the Original Filing is amended by this Amendment.

Item 5.07. Submission of Matters to a Vote of Security Holders
.
As previously reported in the Original Filing, at the Annual Meeting, a non-binding advisory vote was conducted on the frequency of future advisory votes for named executive officer compensation. The Board of Directors of the Company (the "Board") recommended that the frequency of the advisory votes be held every one (1) year. The stockholders of the Company, based on a non-binding vote, recommended that the frequency of such advisory votes be held every one (1) year.

On July 28, 2022, the Board determined, consistent with the vote of the Company's stockholders, to submit a resolution on the compensation of the Company's named executive officers to the Company's stockholders for an advisory vote every one (1) year in its proxy materials (the next such vote being at the 2023 Annual Meeting of Stockholders of the Company) until the next required vote on the frequency of stockholder votes on the compensation of the Company's named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2022	The Beauty Health Company

	By:	/s/ Liyuan Woo
	Name:	Liyuan Woo
	Title:	Chief Financial Officer